Exhibit 10.2
UNDERTAKING AGREEMENT
     This Undertaking Agreement (“Agreement”) is entered into as of November 12, 2007, between Bancinsurance Corporation, an Ohio corporation (the “Company”), and [                      ] (the “Executive”).
RECITALS
     WHEREAS, in 2005, the U.S. Securities and Exchange Commission (“SEC”) commenced an investigation concerning the chronology, events and announcements relating to the withdrawal by the Company’s former independent registered public accounting firm, Ernst & Young LLP, of its audit reports for the years 2001 through 2003 for the Company (the “SEC Investigation”);
     WHEREAS, the Executive has advised the Company that the Executive desires to retain independent legal counsel to assist him in connection with the SEC Investigation and in defending any actual or threatened action, suit or proceeding arising from or associated with the SEC Investigation (collectively with the SEC Investigation, the “Specified Proceedings”);
     WHEREAS, the Executive has requested that the Company pay, in advance of the final disposition of the Specified Proceedings, legal fees and expenses actually and reasonably incurred by the Executive in connection with the Specified Proceedings;
     WHEREAS, the disinterested directors of the Company have determined that, subject to the terms and conditions of this Agreement, it is in the best interests of the Company and its shareholders that the Company pay, in advance of the final disposition of the Specified Proceedings, legal fees and expenses actually and reasonably incurred by the Executive in connection with the Specified Proceedings; and
     WHEREAS, the disinterested directors of the Company have authorized the Company to enter into this Agreement with the Executive;
     NOW, THEREFORE, the parties hereto agree as follows:
1.	Subject to the terms and conditions of this Agreement, the Company agrees to pay, in advance of the final disposition of the Specified Proceedings, legal fees and expenses actually and reasonably incurred by the Executive in connection with the Specified Proceedings (the “Expenses”).

2.	The Executive agrees that any request for advancement of any Expenses shall be submitted in a written statement from the Executive to the Chairman of the Special Committee of the Board of Directors established in connection with the SEC Investigation. Subject to the terms and conditions of this Agreement, any advancement of Expenses pursuant to this Agreement shall be made within 20 days after the receipt by the Company of such written statement from the Executive requesting such advancement. Each written statement requesting advancement shall reasonably evidence to the satisfaction of the Company the Expenses incurred by the Executive in connection with the Specified Proceedings.

3.	In consideration for the Company advancing the Expenses, the Executive hereby undertakes to repay the amounts of Expenses advanced under this Agreement if it ultimately is determined, in accordance with Article Five of the Company’s code of regulations, that the Executive did not act in good faith or in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Corporation in respect of the matters which are the subject of the Specified Proceedings. In the event of such a determination, the Executive and the Company shall negotiate and agree in good faith within 30 days of such determination a schedule for the repayment of all advanced Expenses, but in no event shall the Executive take longer than one year from the time the determination is made to repay in full the amounts advanced by the Company under this Agreement.

4.	Nothing in this Agreement shall be construed to require the Company to advance to the Executive any other costs or expenses, whether or not incurred in connection with the Specified Proceedings.

5.	The Company may terminate this Agreement at any time by giving 10 days’ prior written notice to the Executive. Unless otherwise required by law or by the terms of this Agreement, any Expenses incurred by the Executive prior to the time notice is given as provided in this paragraph, shall be paid by the Company in accordance with this Agreement.

6.	Subject to paragraph 5 of this Agreement, the rights and obligations of the parties under this Agreement shall continue following any termination of the Executive’s employment with the Company.

7.	This Agreement contains the entire agreement and understanding of the Company and the Executive with respect to the subject matter of this Agreement. This Agreement shall be construed, governed and enforced in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of November 12, 2007.

BANCINSURANCE CORPORATION

By:
Matthew D. Walter, Chairman of the Special
Committee of the Directors

[ ], individually

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